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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

KITTY HAWK, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (11-01)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

KITTY HAWK, INC.
1515 West 20th Street
P.O. Box 612787
DFW International Airport, Texas 75261
(972) 456-2200
March 25, 2005
To Our Stockholders:
      You are cordially invited to attend the Annual Meeting of Stockholders of Kitty Hawk, Inc. to be held on Tuesday, May 10, 2005 at 8:00 a.m., Dallas, Texas time. The meeting will be held at the Worthington Renaissance Hotel, 200 Main Street, Ft. Worth, Texas 76102. All stockholders of record as of March 24, 2005 are entitled to vote at the Annual Meeting.
      At the meeting, you will be asked to:

•	elect five directors to serve until the Annual Meeting of Stockholders to be held in 2006;

•	to ratify the selection by the Audit Committee of Grant Thornton, LLP as independent registered public accountants for the Company for 2005; and

•	transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.
      Information about the business to be conducted at the meeting is set forth in the accompanying proxy solicitation statement, which you are urged to read carefully. During the meeting, management will review the business affairs and progress of the Company during 2004. In addition, our executive officers will be present to respond to questions from our stockholders.
      It is important that your shares be represented at the meeting. Accordingly, even if you plan to attend the meeting in person, please complete, sign, date and promptly return the enclosed proxy card in the postage-prepaid envelope prior to the Annual Meeting or by following the Internet or telephone voting procedures described on the proxy card. If you attend the meeting and wish to vote in person, you may withdraw your proxy and vote in person. Your prompt consideration is greatly appreciated.
      On behalf of our Board of Directors, I thank you for your anticipated cooperation and continued support.

Sincerely,

Robert W. Zoller, Jr.
Chief Executive Officer, President and Director

PROXY SOLICITATION STATEMENT
SOLICITATION AND VOTING OF PROXIES
PROCEDURES FOR THE ANNUAL MEETING
RECORD DATE AND VOTING STOCK
ELECTION OF DIRECTORS
NOMINEES FOR DIRECTOR
BOARD OF DIRECTORS AND COMMITTEES OF OUR BOARD OF DIRECTORS, STOCKHOLDER MATTERS AND CODE OF CONDUCT
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS
COMPENSATION OF EXECUTIVE OFFICERS
OPTION GRANTS IN 2004
AGGREGATED OPTION EXERCISES IN 2004 AND DECEMBER 31, 2004 OPTION VALUES
EQUITY COMPENSATION PLAN INFORMATION
STOCK PERFORMANCE GRAPH
COMPARISON OF CUMULATIVE TOTAL RETURN AMONG KITTY HAWK, INC., RUSSELL 2000 INDEX AND COREDATA GROUP INDEX
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
FEES BILLED TO KITTY HAWK BY GRANT THORNTON, LLP
AUDIT COMMITTEE REPORT
SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SUBMISSION OF STOCKHOLDER PROPOSALS FOR KITTY HAWK’S 2006 ANNUAL MEETING OF STOCKHOLDERS
FORWARD-LOOKING STATEMENTS

NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 10, 2005
To the Stockholders of Kitty Hawk, Inc.:
      The 2005 Annual Meeting of Stockholders (the “Annual Meeting”) of Kitty Hawk, Inc. (the “Company”) will be held at 8:00 a.m. (Dallas, Texas time) on Tuesday, May 10, 2005, at the Worthington Renaissance Hotel, 200 Main Street, Ft. Worth, Texas 76102, for the following purposes:

(i) To elect five directors to serve until the 2006 Annual Meeting of Stockholders and until their successors are duly elected and qualified (our Board of Directors has unanimously nominated these persons for election as director);

(ii) To ratify the selection by the Audit Committee of Grant Thornton, LLP as independent registered public accountants for the Company for 2005; and

(iii) To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.
      Our Board of Directors has fixed the close of business on March 24, 2005 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s) or postponement(s) thereof. Only stockholders of record on March 24, 2005 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s) or postponement(s) thereof.
      A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination at the Company’s principal offices located at 1515 West 20th Street, DFW International Airport, Texas 75261, for a period of ten days prior to the Annual Meeting. This list of stockholders will also be available for inspection at the Annual Meeting and may be inspected by any stockholder for any purpose germane to the Annual Meeting.

By Order of our Board of Directors,

Steven E. Markhoff
Vice President Strategic Planning,
General Counsel and Corporate Secretary
Dallas, Texas
March 25, 2005
YOUR VOTE IS IMPORTANT. WE ENCOURAGE YOU TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD OR USE THE TELEPHONE OR INTERNET VOTING PROCEDURES PRIOR TO THE ANNUAL MEETING TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED AND VOTED AT THE ANNUAL MEETING EVEN IF YOU CANNOT ATTEND. IF YOU ATTEND THE ANNUAL MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. YOUR PROMPT COOPERATION IS GREATLY APPRECIATED.

PROXY SOLICITATION STATEMENT
FOR
2005 ANNUAL MEETING OF STOCKHOLDERS
KITTY HAWK, INC.
1515 West 20th Street
P.O. Box 612787
DFW International Airport, Texas 75261
(972) 456-2200
SOLICITATION AND VOTING OF PROXIES
      This proxy solicitation statement is being provided to you in connection with the solicitation of proxies to be voted at the 2005 Annual Meeting of Stockholders (the “Annual Meeting”) of Kitty Hawk, Inc. (the “Company”) to be held at 8:00 a.m. (Dallas, Texas time) on Tuesday, May 10, 2005, at the Worthington Renaissance Hotel, 200 Main Street, Ft. Worth, Texas 76102. Proxies are being solicited on behalf of the Board of Directors of the Company. This proxy solicitation statement and the enclosed proxy card are first being mailed on or about March 31, 2005 to holders of our common stock entitled to vote at the Annual Meeting.
      A Proxy Committee will vote the shares represented by each proxy card returned to the Company. The members of the Proxy Committee are Steven E. Markhoff and Randy Leiser. Where a stockholder’s proxy specifies a choice with respect to a matter, the Proxy Committee will vote such stockholder’s shares in accordance with the instructions contained therein. If no specification is made, the shares will be voted FOR the election of the director nominees identified herein and FOR the ratification of the Audit Committee’s selection of Grant Thornton, LLP as the Company’s independent registered public accounting firm for 2005.
      Any stockholder who returns a proxy may revoke such proxy at any time before it is voted by (i) notifying the Secretary of the Company in writing at 1515 West 20th Street, P.O. Box 612787, DFW International Airport, Texas 75261, (ii) granting a subsequent proxy or (iii) appearing in person and voting at the Annual Meeting. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.
      Stockholders may vote on the matters to be considered at the Annual Meeting by any one of the following means:

•	Vote by Mail. To vote by mail, complete, sign and date the enclosed proxy card and return it in the enclosed envelope.

•	Vote in Person. To vote in person, (i) attend the Annual Meeting in person and (ii) follow the instructions given to you at the Annual Meeting.
In addition, if your shares are held in the name of a bank or broker, telephone and Internet voting may be available through your bank or broker. Please follow the voting instructions found on the form you receive from your bank or broker.
      Except as the context otherwise requires, references in this proxy solicitation statement to “the Company,” “we,” “us” or “our” refer to Kitty Hawk, Inc. and its subsidiaries.
PROCEDURES FOR THE ANNUAL MEETING
      The presence, in person or by proxy, of the holders of a majority of the votes entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present in person or represented by proxies at the Annual Meeting, the stockholders entitled to vote who are present in person or represented by proxies will have the power to adjourn the Annual

Meeting from time to time, without notice (other than by announcement at the Annual Meeting) until a quorum is present in person or represented by proxies. At any such adjourned meeting at which a quorum is present in person or represented by proxies, any business may be transacted that might have been transacted at the original Annual Meeting. If, and when, a quorum is present in person or represented by proxies at the Annual Meeting or any adjournment thereof, the stockholders present in person and represented by proxies at the Annual Meeting may continue to transact business until adjournment, notwithstanding the withdrawal of stockholders from the Annual Meeting who were counted in determining the existence of a quorum.
      Business at the Annual Meeting will be conducted in accordance with the procedures determined by the Chairman of the Annual Meeting and will be limited to matters properly brought before the Annual Meeting pursuant to the procedures set forth in the Company’s Second Amended and Restated Bylaws, or our Bylaws. Those procedures include the requirement that any stockholder who desires either to bring a stockholder proposal before the Annual Meeting or to nominate a person for election as a director at the Annual Meeting must give written notice to the Company with respect to the proposal or nominee prior to the Annual Meeting. The Chairman of the Annual Meeting may decline to acknowledge any stockholder proposal or any nomination for director not made in accordance with these procedures.
      Our Board of Directors does not anticipate that any matter other than those described in this proxy solicitation statement will be brought before the Annual Meeting. If, however, other matters are properly brought before the Annual Meeting, proxies will be voted by the Proxy Committee in accordance with their judgment.
RECORD DATE AND VOTING STOCK
      March 24, 2005 has been set as the record date for the purpose of determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. Only holders of our common stock, par value $0.000001 per share, at the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s) or postponement(s) of the Annual Meeting.
      As of the record date, there were 49,985,640 shares of our common stock outstanding. Each outstanding share of our common stock is entitled to one vote for each director to be elected and upon any other matter to be brought before the stockholders at the Annual Meeting. Pursuant to our final Joint Plan of Reorganization approved by the bankruptcy court that administered our bankruptcy case, 650,591 shares of our common stock are held by a trust for the benefit of certain of our former unsecured creditors while we attempt to contact them to distribute these shares of stock to them. The trust is required to give a proxy to one of our executive officers instructing that officer to vote the shares of our common stock it holds in trust in proportion to the proxies given by all of our other stockholders that are United States citizens, as defined by 49 U.S.C. § 40102(a)(15). Under 49 U.S.C. § 40102(a)(15), a “citizen of the United States” means:

•	an individual who is a citizen of the United States;

•	a partnership each of whose partners is an individual who is a “citizen of the United States” as such term is defined in 49 U.S.C. § 40102(a)(15); or

•	a corporation or association organized under the laws of the United States or a State, the District of Columbia, or a territory or possession of the United States, of which the president and at least two-thirds of its Board of Directors and other managing officers are “citizens of the United States” (as such term is defined in 49 U.S.C. § 40102(a)(15)), and in which at least 75 percent of the voting interest is owned or controlled by persons that are “citizens of the United States” (as such term defined in 49 U.S.C. § 40102(a)(15)).
      As a result, each stockholder is asked to certify on its proxy card whether it is or is not a “citizen of the United States” (as such term defined in 49 U.S.C. § 40102(a)(15)). If your shares of common stock are held in the name of a bank or broker, your proxy card may instead only have a selection “For” or

“Against” this certification. In that case, “For” should be selected if you are a “citizen of the United States” (as such term defined in 49 U.S.C. § 40102(a)(15)) and “Against” should be selected if you are not a “citizen of the United States” (as such term defined in 49 U.S.C. § 40102(a)(15)).
      The presence in person or represented by proxy of the holders of a majority of the votes entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker non-votes will be included in determining the number of votes present in person or represented by proxy at the Annual Meeting for purposes of determining whether a quorum exists.
      A plurality of the votes cast at the Annual Meeting is required to approve the election of each of the director nominees, assuming a quorum is present in person or represented by proxy. Votes may be cast in favor of each of the nominees or withheld for any nominee. Abstentions and broker non-votes will not be counted as votes cast and will not have an effect on the outcome of the election.
      A majority of the votes cast at the Annual Meeting is required to ratify the selection by our Audit Committee of Grant Thornton, LLP as our independent registered public accountants for 2005. Abstentions and broker non-votes will not be counted as votes cast and will not have an effect on the outcome of this proposal.
      We will pay the entire cost of the preparation and mailing of this proxy solicitation statement and all other costs associated with this solicitation. In addition to soliciting proxies by mail, our officers, directors and other regular employees, without additional compensation, may solicit proxies personally or by telephone, facsimile, e-mail or other lawful means. We will also reimburse banks, brokers and other persons holding stock in their names, or in the names of their nominees, for their expense in sending proxy solicitation materials to their principals.
ELECTION OF DIRECTORS
(Proposal No. 1)
      Our Board of Directors currently has six members. One of our directors, Mr. Robert A. Peiser, informed us that he is not standing for re-election due to increased demands on his time with respect to other business activities and not due to any disagreement with our direction or strategy, or with our management or Board of Directors, collectively or individually. Mr. Peiser has been a director since October 2002 and will continue to serve as a director until the expiration of his current term at the 2005 Annual Meeting of Stockholders. Concurrently with the 2005 Annual Meeting of Stockholders, we will reduce the size of the Board of Directors from six members to five members.
      Each of our directors is elected annually to serve until our next Annual Meeting and until his or her successor is elected. There are no family relationships between any of our executive officers and our directors. The following table presents information concerning persons nominated for election as directors of the Company.
      The persons named in the proxy will vote FOR the following nominees, except where authority has been withheld.

NOMINEES FOR DIRECTOR

Robert W. Zoller, Jr., 58 Member — Strategic Planning Committee	Mr. Zoller has served as a member of our Board of Directors and as our Chief Executive Officer and President since November 2002. From April 2002 until November 2002, Mr. Zoller was a founder and active principal of International Management Solutions, LLC, a strategic planning and corporate turn-around consulting practice. Mr. Zoller served as President and Chief Operating Officer of Hawaiian Airlines, Inc., a commercial, passenger airline, from December 1999 to April 2002. In March 2003, Hawaiian Airlines filed for Chapter 11 protection under the U.S. bankruptcy code. Mr. Zoller served as Senior Vice President Maintenance and Engineering for AirTran Airways, Inc. from March 1996 to December 1999. Mr. Zoller also served for over 20 years in various finance and operations positions at American Airlines, Pacific Southwest Airlines, General Dynamics and NCR, Inc.
Gerald L. Gitner, 60 Chairman — Governance and Nominating Committee; Strategic Planning Committee Member — Audit Committee; Compensation Committee	Mr. Gitner has served as a member of our Board of Directors since October 2002 and as our Non-Executive Chairman of our Board of Directors since November 2002. Mr. Gitner is the Chairman of D.G. Associates, Inc., a strategic planning and consulting practice. Prior to joining us, Mr. Gitner served as Chairman of the Board and Chairman of the Executive Committee of the Board of Directors of Trans World Airlines, Inc., a commercial, passenger airline, from May 1999 to June 2002, Chairman and Chief Executive Officer of Trans World Airlines (having been the Vice Chairman and Acting Chief Executive Officer since December 1996) from February 1997 to May 1999, and a director of Trans World Airlines from November 1993 to June 2002. In January 2001, Trans World Airlines filed for Chapter 11 protection under the U.S. bankruptcy code. Mr. Gitner has served as a director of Tricom, S.A. since August 2004.

Myron Kaplan, 60 Chairman — Compensation Committee Member — Governance and Nominating Committee	Mr. Kaplan has served as a member of our Board of Directors since October 2002. Mr. Kaplan is a founding partner of Kleinberg, Kaplan, Wolff & Cohen, P.C., a New York City law firm, where he has practiced corporate and securities law for more than 30 years. Mr. Kaplan served on the Board of Directors of Trans World Airlines, Inc., a commercial, passenger airline, from 1993 to June 2002, serving on its Executive Committee and chairing its Compensation Committee from 1996 to 1999 and also serving on its Finance and Audit Committees for portions of his tenure as a director. Since March 2002, Mr. Kaplan has served as a member of the Board of Directors of SAir Group Finance (USA) Inc. Mr. Kaplan also serves on the Board of Directors of a number of privately-held companies and charitable organizations.

Joseph D. Ruffolo, 63 Member — Strategic Planning Committee; Compensation Committee	Mr. Ruffolo has served as a member of our Board of Directors since May 2004. Since 1994, Mr. Ruffolo has managed Ruffolo Benson, LLC, a firm he co-founded, which provides capital for management buyouts and for recapitalizing under-performing companies. From 1974 to 1993, Mr. Ruffolo held various positions with North American Van Lines serving as its Chief Executive Officer from 1987 to 1993. In addition, from 1987 to 1993, Mr. Ruffolo served on the executive management committee of Norfolk Southern Corporation, the parent company of North American Van Lines. Since 1998, Mr. Ruffolo has served as a member of the Board of Directors of Tower Financial Corporation. Since 1999, Mr. Ruffolo has served as a member of the Board of Directors of Steel Dynamics Inc., a producer of carbon steel products.
Laurie M. Shahon, 53 Member — Audit Committee	Ms. Shahon has served as a member of our Board of Directors since May 2004. Ms. Shahon is the President of Wilton Capital Group, a firm she founded in 1994 to make private direct investments in venture companies and medium-sized buyout transactions. The firm primarily invests in retailing, consumer products, non-bank financial, telecommunications, distribution and light manufacturing companies. Ms. Shahon also spent twelve years as an investment banker with Morgan Stanley and Salomon Brothers. Since September 2000, Ms. Shahon has served on the Board of Directors of Safelite Group, Inc. Since May 2003, Ms. Shahon has served as a member of the Board of Directors of The Bombay Company, Inc., a home furnishing company.
      Our Board of Directors recommends a vote FOR the election of each of the foregoing nominees for director.

BOARD OF DIRECTORS AND COMMITTEES OF OUR BOARD OF DIRECTORS,
STOCKHOLDER MATTERS AND CODE OF CONDUCT
Board of Directors
      Membership. Our Board of Directors is comprised of six members, who were elected by the stockholders at the 2004 Annual Meeting.
      Meetings. During 2004, our Board of Directors held 13 meetings. In 2004, each director attended at least 75% of the meetings of our Board of Directors and of the committees of our Board of Directors of which such director was a member.
      Independence. Our Board of Directors has determined that each of our current directors, except our Chief Executive Officer, is independent within the meaning of our director independence standards, which include the American Stock Exchange, or AMEX, director independence standards and the rules and regulations of the Securities and Exchange Commission, or the SEC, as currently in effect. Furthermore, our Board of Directors has determined that no member of our Board of Directors’ Audit Committee, Compensation Committee or Governance and Nominating Committee has a material relationship with us either directly or as a partner, stockholder or officer of an organization that has a relationship with us.
      Compensation of Directors. Pursuant to our Bylaws, the members of our Board of Directors may be compensated in a manner and at a rate determined from time to time by our Board of Directors. Directors who are our employees do not receive additional compensation for service as a director.
      Our outside director compensation structure is designed to attract and retain directors with the skills and experience necessary to guide us. Pursuant to this structure, each outside director is paid a quarterly retainer fee of $3,500, while the Non-Executive Chairman of our Board of Directors is paid a quarterly retainer fee of $18,750. If an outside director also serves as a Chairman of a committee of our Board of Directors, such outside director receives an additional quarterly retainer fee of $1,000. Mr. Gitner has waived his Chairman fee for service as the Chairman of the Governance and Nominating Committee and the Strategy Committee.
      Our outside directors are also paid for each meeting of the Board of Directors they attend. For meetings by telephone, each outside director is paid $1,000, other than the Non-Executive Chairman of our Board of Directors who receives $1,500. For in-person meetings of our Board of Directors, each outside director is paid $2,000, other than the Non-Executive Chairman of our Board of Directors who receives $3,000.
      Further, members of committees of our Board of Directors receive $1,000 per meeting, unless they attend an in-person meeting by telephone, in which case they receive $500. In addition, the Chairman of the committee receives an additional $500 per meeting.
      In addition, on July 29, 2003, each of Messrs. Gitner, Kaplan and Peiser, who were each outside directors at the time, was granted stock options to purchase 225,000 shares of our common stock, pursuant to the terms of the 2003 Long Term Equity Incentive Plan, or the Plan. The stock options have an exercise price of $0.30 per share, which was the fair market value of shares of our common stock on the date of grant, as determined by our Board of Directors in accordance with the Plan. The value of the options granted represents approximately three times the value of the stock options we expect to grant to these outside directors on an annual basis beginning on September 30, 2005. We have also agreed to pay certain taxes in connection with their exercise of the options not to exceed $10,000 per year of service. In 2004, Messrs. Gitner, Kaplan and Peiser were each reimbursed $20,000 for taxes paid in connection with the exercise of stock options.
      Ten thirty-sixths (10/36) of the common stock issuable upon the exercise of the stock options were fully vested as of the date of grant of the stock options. The remaining twenty-six thirty-sixths (26/36) of the common stock issuable upon the exercise of the stock options vest in twenty-six equal monthly installments, with the first installment having vested on September 1, 2003. We expect that

Messrs. Gitner, Kaplan and Peiser will not receive additional awards under the Plan prior to September 30, 2005.
      With respect to any individual who joins our Board of Directors as an outside director prior to September 30, 2005, on the date on which such individual commences serving as an outside director, such individual shall be granted a stock option to purchase a number of shares of common stock such that the stock option will have a value (as determined under the Plan) of $45,000 on the date of such grant multiplied by a fraction, the numerator of which is equal to the number of days between the date such individual first commences serving as an outside director and September 30, 2005, and the denominator of which is the total number of days between October 1, 2002 and September 30, 2005, rounded down to the nearest whole share. We expect that such stock option will vest in equal monthly installments with the first installment vesting on the one-month anniversary of the date of grant and the total number of installments equal to the number of months (including the month of such grant) between the date of grant of such stock option and September 30, 2005. In accordance with the provision of the Plan, each of Mr. Ruffolo and Ms. Shahon was granted stock options to acquire 50,000 shares of common stock at an exercise price of $1.62 per share on May 26, 2004 upon their election to our Board of Directors.
      Each outside director is required to own a number of our outstanding shares of common stock with a fair market value equal to the director’s annual retainer fee. Each outside director currently satisfies this requirement.
Committees of Our Board of Directors
      During 2004, the material committees of our Board of Directors consisted of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee.
      Our Board of Directors has determined that all voting members of the material committees of our Board of Directors meet the independence requirements of AMEX, the rules and regulations of the SEC and our Corporate Governance Guidelines, as currently in effect.
      Audit Committee. We have a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The current members of the Audit Committee are Messrs. Gitner and Peiser (Chairman) and Ms. Shahon. Concurrently with the 2005 Annual Meeting of Stockholders, we expect that our Board of Directors will appoint Ms. Shahon to be the Chairperson of our Audit Committee and Mr. Kaplan to our Audit Committee.
      The Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities relating to the integrity of our financial statements, our compliance with legal and regulatory requirements and the independent registered public accounting firm’s qualifications and independence. Accordingly, the Audit Committee is responsible for:

•	selecting, overseeing, evaluating and, where appropriate, replacing our independent registered public accounting firm;

•	approving or pre-approving audit and non-audit engagements of our independent registered public accounting firm;

•	reviewing the independent registered public accounting firm;

•	meeting periodically and separately with management and the independent registered public accounting firm;

•	reviewing the conduct and results of our annual audit;

•	reviewing our annual and interim financial statements;

•	reviewing our policies with respect to risk assessment and risk management;

•	reviewing the plans for, scope and results of audit activities;

•	reviewing compliance with our code of business conduct and ethics as well as compliance with major regulatory requirements; and

•	establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters.
      The Audit Committee operates under a formal charter, which is available on our website, www.khcargo.com, by selecting the “Company Information” section and then selecting the “Board of Directors” section. The Audit Committee charter is also attached to this proxy statement as Appendix A. The Audit Committee charter requires the committee to meet at least once per fiscal quarter. In 2004, the Audit Committee met nine times.
      The Audit Committee:

•	consists of three non-employee directors, each of whom our Board of Directors believes is fully qualified to monitor the performance of our executive officers, our public disclosures of our financial condition and performance, our internal accounting operations and our independent registered public accountants; and

•	has the ability, in its sole discretion, to retain independent accountants and legal, financial or other advisors whenever it deems appropriate.
      Therefore, our Board of Directors does not believe it is necessary at this time to name an “audit committee financial expert” as that term is defined in the instructions to Item 401(h) of Regulation S-K promulgated under the Exchange Act.
      The Audit Committee Report is included below under the heading “Audit Committee Report.”
      Compensation Committee. Since July 13, 2004, the members of the Compensation Committee have been Messrs. Gerald Gitner, Myron Kaplan (Chairman) and Joseph Ruffolo. Except as noted, from January 1, 2004 through July 13, 2004, the Compensation Committee consisted of Messrs. Gitner, Tamir (Tom) Hacker (until May 24, 2004), Kaplan (Chairman) and John M. Malloy (until January 31, 2004).
      The Compensation Committee assists our Board of Directors in the discharge of its responsibilities relating to the compensation of our executive officers and directors, including cash and stock compensation programs, benefits and other programs. Accordingly, the Compensation Committee is responsible for:

•	approving and reviewing with our Board of Directors executive compensation philosophy and objectives;

•	evaluating the performance of the Chief Executive Officer and other officers in light of approved performance goals and objectives;

•	setting the compensation of the Chief Executive Officer and other elected officers based upon the evaluation of the performance of the Chief Executive Officer and the other elected officers;

•	reviewing and recommending changes to existing incentive compensation and equity-based plans and recommending any new plans;

•	approving and reviewing employment agreements, severance agreements, salary changes, incentive plan payouts and stock grants for our officers; and

•	approving and reviewing director compensation, including retainer fees, board and committee meeting fees and equity compensation.
      The Compensation Committee operates under a formal charter, which is available on our website, www.khcargo.com, by selecting the “Company Information” section and then selecting the “Board of Directors” section. In 2004, the Compensation Committee met eight times.
      The Compensation Committee has retained Frederic W. Cook & Co. to assist in formulating the Plan as well as short and long term cash incentive bonus plans for our management.

      Governance and Nominating Committee. Our Governance and Nominating Committee is comprised of Messrs. Gitner (Chairman), Kaplan and Peiser. Concurrently with our 2005 Annual Meeting of Stockholders, one of our other independent directors will be appointed to the Governance and Nominating Committee. The committee operates under a formal charter and in accordance with our corporate governance guidelines, both of which are available on our website, www.khcargo.com, by selecting the “Company Information” section and then selecting the “Board of Directors” section.
      Our Governance and Nominating Committee is responsible for:

•	recommending candidates to serve on our Board of Directors;

•	evaluating the qualifications of each candidate for election to our Board of Directors against the independence requirements set forth in the Governance and Nominating Committee charter;

•	recommending the slate of directors to be nominated for election at our Annual Meeting;

•	recommending directors to fill vacancies on our Board of Directors;

•	recommending and reviewing the establishment of, the responsibilities of and the qualifications for membership on committees of our Board of Directors;

•	advising our Board of Directors on all matters concerning directorship practices;

•	maintaining, and recommending to our Board of Directors modifications or amendments to, our corporate governance guidelines;

•	overseeing the establishment, review and maintenance of an orientation program for our new directors;

•	developing and overseeing an annual self-assessment of our Board of Directors;

•	reviewing the adequacy of the independence requirements set forth in the Governance and Nominating Committee Charter; and

•	reassessing, on at least an annual basis, the adequacy of the Governance and Nominating Committee’s charter.
      Our Governance and Nominating Committee was formed in January 2004, and its charter requires the committee to meet at least twice annually. In 2004 the Governance and Nominating Committee met seven times. The committee acted unanimously in recommending the nomination of the directors, subject to stockholder approval, as discussed in “Election of Directors” above.
      Our Governance and Nominating Committee periodically reviews our corporate governance practices and compares them to emerging best practices and changes in law and applicable regulations. Our Governance and Nominating Committee understands the importance of good corporate governance and takes steps to update our practices as appropriate.
      Process of Identifying and Evaluating Director Nominees. The Governance and Nominating Committee regularly assesses the appropriate size of our Board of Directors and whether any vacancies on our Board of Directors are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the committee considers potential candidates for director that come to the attention of the committee through current members of our Board of Directors, stockholders (as described below) or other persons.
      Additionally, the Governance and Nominating Committee has the authority to retain at our expense a search firm to help the committee fulfill its responsibility of identifying candidates for Board of Director membership. The committee has the sole authority to retain a search firm and to approve any such firm’s reasonable fees and other terms of retention. During 2004, the Governance and Nominating Committee retained an external expert relating to the addition of Ms. Shahon and Mr. Ruffolo to our Board of Directors.

      Candidates for our Board of Directors are evaluated at regular or special meetings of the Governance and Nominating Committee throughout the year, and each candidate — whether identified by the committee, by our stockholders or otherwise — will be evaluated using the same standards as the committee and in the same manner by the committee.
      If, based on the Governance and Nominating Committee’s initial evaluation, a candidate continues to be of interest to the committee, the Chairman of the Governance and Nominating Committee will interview and evaluate the candidate and communicate such evaluation to the other Governance and Nominating Committee members, the Non-Executive Chairman of our Board of Directors, and our President and Chief Executive Officer. Later reviews of the candidate will be conducted by other members of the Governance and Nominating Committee. Ultimately, background and reference checks will be conducted and the Governance and Nominating Committee will meet to finalize its list of recommended candidates for our Board of Directors’ consideration.
      The nominations process described above and the minimum criteria for nominating directors described below is intended to provide a flexible set of guidelines for the effective functioning of our director nominations process. The Governance and Nominating Committee intends to review the nominations process and minimum criteria for nominating directors at least annually and anticipates that modifications will be necessary from time to time as our needs and circumstances evolve and as applicable legal or listing standards change. The Governance and Nominating Committee may amend the nominations process and minimum criteria for nominating directors at any time.
      Minimum Criteria for Nominating Directors. The Governance and Nominating Committee charter sets forth certain specific, minimum qualifications that an individual must possess to be recommended by the committee to our full Board of Directors. Candidates nominated for election or reelection by the committee to our Board of Directors must:

•	possess high personal and professional ethics, integrity and values and mature judgment;

•	have the depth of experience and the availability to perform as a board member along with a balance of business interests and experience comparable to, or exceeding, our incumbent or other nominated directors;

•	be prepared to represent the best interests of all of our stockholders and not just one particular constituency;

•	not have, or not have a family member who has, any material personal, financial or professional interest in any of our present or potential competitors; and

•	be prepared to participate fully in Board of Directors activities, including active membership on at least one committee of our Board of Directors (subject to any independence requirements of the SEC, any exchange or quotation system on which our securities are listed or quoted, and our corporate governance guidelines) and attendance at, and active participation in, meetings of our Board of Directors and the committee(s) of which he or she is a member, and not have other personal or professional commitments that would, in the Governance and Nominating Committee’s sole judgment, interfere with or limit his or her ability to do so.
      The above criteria are minimum qualifications and, ultimately, the Governance and Nominating Committee will recommend to our full Board of Directors individuals whom the committee believes will be effective, along with the other members of our Board of Directors, in serving the long-term interests of our stockholders. Candidates are also evaluated based on their background and the need for any required expertise on our full Board of Directors or one of its committees at any particular time.
Stockholder Recommendations of Director Candidates to the Nominating and Corporate Government Committee
      As discussed above, the Governance and Nominating Committee will consider individuals recommended by our stockholders to serve on our Board of Directors. Stockholders who wish to recommend individuals for consideration by the Governance and Nominating Committee may do so by submitting a written recommendation to: Director Nominations, c/o Corporate Secretary at 1515 West 20th Street, P.O. Box 612787, DFW International Airport, Texas 75261.
      Submissions must include:

•	the name and address, as they appear in our records, of the record stockholder recommending such individual and the name and address of the beneficial owner, if any, on whose behalf the recommendation is made;

•	the class and number of shares of our capital stock that are owned beneficially and of record by such record stockholder and by the beneficial owner, if any, on whose behalf the recommendation is made;

•	any material interest or relationship that such recommending record stockholder and/or the beneficial owner, if any, may respectively have with the recommended individual;

•	biographical information concerning the recommended individual, including age and employment history (including employer names and a description of the employer’s business);

•	all previous and current directorships, or similar positions, held by the recommended individual; and

•	any other information that the stockholder believes would aid the Governance and Nominating Committee in its evaluation of the recommended individual.
      The submission must be accompanied by a written consent of the individual recommended to stand for election if nominated by our Board of Directors and to serve if elected by our stockholders. In accordance with our Bylaws, recommendations for nominations for our 2006 Annual Meeting of Stockholders must be received not more than 180 days nor less than 90 days before the first anniversary of the 2005 Annual Meeting of Stockholders, to assure time for meaningful consideration and evaluation of all potential nominees by our Nomination and Corporate Governance Committee. In the event that the date we set for our 2006 Annual Meeting of Stockholders is not within 30 days of the one year anniversary of our 2005 Annual Meeting of Stockholders, recommendations for nominations made by a stockholder must be received no later than the close of business on the tenth day following the earlier of the day on which notice of the meeting date was mailed or public disclosure of the meeting date was made.
Stockholder Communications with Board of Directors and Committees
      Any stockholder who desires to make his or her concerns known to an individual director, a committee of our Board of Directors or our entire Board of Directors may do so by e-mail to our Board of Directors at bod@khcargo.com or by mail to: Board of Directors at 1515 West 20th Street, P.O. Box 612787, DFW International Airport, Texas 75261. Our Secretary will forward all stockholder communication, other than communication that is not properly directed or is frivolous, to the director, the specific committee or the entire Board of Directors, as requested in the communication.
      Any communications to us from one of our officers or directors will not be considered “stockholder communications.” Communications to us from one of our employees or agents will only be considered “stockholder communications” if they are made solely in such employee’s or agent’s capacity as a stockholder. Any stockholder proposal submitted pursuant to Rule 14a-8 promulgated under the Exchange Act, as amended, will not be viewed as “stockholder communications.”
      Our directors are strongly encouraged to attend our Annual Meetings of Stockholders. In 2004, all of our current directors attended the 2004 Annual Meeting of Stockholders.
Code of Ethics
      We have adopted a Code of Business Ethics and Conduct Policy applicable to all of our employees, which is a “code of ethics” as defined by applicable rules of the SEC. The code is available on our website, www.khcargo.com, by selecting the “Company Information” section and then selecting the

“Business Ethics and Conduct” section. If we make any amendments to this code other than technical, administrative, or other non-substantive amendments, or grant any waivers, including implicit waivers, from a provision of this code to our Chief Executive Officer, Chief Financial Officer or Controller, we will disclose the nature of the amendment or waiver, its effective date and to whom it applies on our website or in a report on Form 8-K filed with the SEC. Any stockholder who wishes to obtain a copy of our code may obtain one by submitting a written request to us at 1515 West 20th Street, P.O. Box 612787, DFW International Airport, Texas 75261.
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table presents information known to us about the beneficial ownership of our common stock as of March 24, 2005, by:

•	each person or entity whom we know to own beneficially more than 5% of our common stock;

•	each of our Chief Executive Officer and our four other most highly compensated executive officers as of December 31, 2004;

•	each of our directors; and

•	all of our directors and executive officers as of March 24, 2005 as a group.
      For purposes of this proxy solicitation statement, Robert W. Zoller, Jr., Randy Leiser, Toby Skaar, Steven E. Markhoff and Jessica Wilson are referred to in this proxy solicitation statement as our “named executive officers.”
      The number and percentage of shares of common stock beneficially owned is determined under the rules of the SEC and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares for which a person has sole or shared voting power or investment power and also any shares of common stock underlying stock options and warrants that are exercisable by that person within sixty days of March 24, 2005. However, shares underlying such stock options and warrants are not treated as outstanding for the purpose of computing the percentage ownership of any other person or entity.

      Unless otherwise indicated in the footnotes, each person listed in the following table has sole voting and investment power over the shares shown as beneficially owned by that person. Percentage of beneficial ownership is based on 49,985,640 shares of common stock outstanding as of March 24, 2005.
      Unless otherwise indicated in the footnotes, the address for each listed person is c/o Kitty Hawk, Inc., 1515 West 20th Street, P.O. Box 612787, DFW International Airport, Texas 75261.

	Shares Beneficially Owned

	Number	Percentage

Directors and Executive Officers:
Gerald L. Gitner(1)(2)	203,750	*
Myron Kaplan(1)(3)	183,000	*
Randy Leiser(1)(4)	200,000	*
Steven E. Markhoff(1)(5)	300,000	*
Robert A. Peiser(1)(6)	152,500	*
Joseph D. Ruffolo(1)(7)	62,400	*
Laurie Shahon(1)(8)	61,000	*
Toby Skaar(1)(9)	161,250	*
Jessica L. Wilson(1)(10)	150,000	*
Robert W. Zoller, Jr.(1)(11)	1,000,000	2.0%
All current directors and executive officers as a group:
(10 persons)	2,473,900	4.7%
Beneficial Owners of More Than 5%:
Resurgence Asset Management, L.L.C.(12)(13)	4,340,765	8.5%
Gryphon Master Fund, L.P.(12)(14)	3,157,597	6.3%
Gilder, Gagnon, Howe & Corporation LLC(12)(15)	3,139,469	6.3%
Everest Capital Limited(12)(16)	2,965,471	5.9%
Lloyd I. Miller, III(12)(17)	2,800,227	5.6%
Riley Investment Management(12)(18)	2,610,891	5.0%
Tontine Capital Partners, L.P.(12)(19)	2,535,200	5.0%

*	Less than one percent

(1)	Beneficially owned shares may include stock options that are currently exercisable. The shares deliverable upon the exercise of such options, however, might not be vested. A beneficial owner who exercises a stock option for shares that have not yet vested will receive restricted stock for the unvested portion of the option, which restricted stock will vest on the same schedule as the stock option.

(2)	Includes 98,750 shares of common stock that may be acquired by Mr. Gitner within 60 days of March 24, 2005, through the exercise of stock options.

(3)	Includes 68,750 shares of common stock that may be acquired by Mr. Kaplan within 60 days of March 24, 2005, through the exercise of stock options.

(4)	Consists of 200,000 shares of common stock that may be acquired by Mr. Leiser within 60 days of March 24, 2005, through the exercise of stock options.

(5)	Consists of 300,000 shares of common stock that may be acquired by Mr. Markhoff within 60 days of March 24, 2005, through the exercise of stock options.

(6)	Includes 52,500 shares of common stock that may be acquired by Mr. Peiser within 60 days of March 24, 2005, through the exercise of stock options.

(7)	Includes 50,000 shares of common stock that may be acquired by Mr. Ruffolo within 60 days of March 24, 2005, through the exercise of stock options.

(8)	Includes 50,000 shares of common stock that may be acquired by Ms. Shahon within 60 days of March 24, 2005, through the exercise of stock options.

(9)	Consists of 161,250 shares of common stock that may be acquired by Mr. Skaar within 60 days of March 24, 2005, through the exercise of stock options.

(10)	Consists of 150,000 shares of common stock that may be acquired by Ms. Wilson within 60 days of March 24, 2005, through the exercise of stock options.

(11)	Includes 985,000 shares of common stock that may be acquired by Mr. Zoller within 60 days of March 24, 2005, through the exercise of stock options.

(12)	The information regarding beneficial ownership of our common stock is included in reliance on reports filed by such entities with the SEC, except that the percentage is based upon calculations made by us in reliance upon the number of shares of our common stock reported to be beneficially owned by such entities in such reports.

(13)	Resurgence Asset Management, L.L.C. and its affiliates, Resurgence Asset Management International, L.L.C. and Re/Enterprise Asset Management, L.L.C. beneficially own in their capacities as investment advisors an aggregate of 4,340,765 shares of our common stock, of which (i) 3,361,120 shares are issued and outstanding and (ii) 979,645 shares may be acquired within 60 days of March 24, 2005 upon the exercise of outstanding warrants. Resurgence Asset Management, L.L.C. is the general partner and/or sole investment advisor of M.D. Sass Corporate Resurgence Partners, L.P. and M.D. Sass Corporate Resurgence Partners II, L.P. Re/Enterprise Asset Management, L.L.C. is the sole investment advisor to two employee pension plans and an advisor of M.D. Sass Associates, Inc. Employee Retirement Plan. Re/Enterprise Asset Management, L.L.C. is general partner and sole investment advisor of M.D. Sass Re/Enterprise Portfolio Company, L.P. and M.D. Sass Re/Enterprise II, L.P. Mr. Martin D. Sass serves as Chairman and Executive Officer of Resurgence Asset Management, L.L.C., Resurgence Asset Management International, L.L.C., M.D. Sass Investors Services, Inc. and Re/Enterprise Asset Management L.L.C., and, in such capacity, may be deemed to beneficially own the shares of our common stock beneficially owned by Resurgence Asset Management, L.L.C., Resurgence Asset Management International, L.L.C. and Re/Enterprise Asset Management L.L.C. Sass Investors Services, Inc. is the sole member of Resurgence Asset Management, L.L.C., Resurgence Asset Management International, L.L.C. and Re/Enterprise Asset Management, L.L.C. Each of Resurgence Asset Management, L.L.C., Resurgence Asset Management International, L.L.C. and Re/Enterprise Asset Management, L.L.C. disclaims any beneficial ownership of the shares owned by entities it advises. The business address of each of Mr. Sass, Resurgence Asset Management L.L.C., Resurgence Asset Management International, L.L.C. and Re/Enterprise Asset Management L.L.C. is 10 New King Street, White Plains, New York 10604.

(14)	Gryphon Master Fund, L.P. beneficially owns an aggregate of 3,157,597 shares of our common stock, all of which are issued and outstanding. The general partner of Gryphon Master Fund, L.P. is Gryphon Partners, L.P., which may be deemed to be the beneficial owner of all of the shares of our common stock owned by Gryphon Master Fund, L.P. The general partner of Gryphon Partners, L.P. is Gryphon Management Partners, L.P., which may be deemed to be the beneficial owner of all of the shares of our common stock owned by Gryphon Master Fund, L.P. The general partner of Gryphon Management Partners, L.P. is Gryphon Advisors, LLC, which may be deemed to be the beneficial owner of all of the shares of our common stock owned by Gryphon Master Fund, L.P. E.B. Lyon, IV controls Gryphon Advisors, LLC and may be deemed to be the beneficial owner of all of the shares of our common stock owned by Gryphon Master Fund, L.P. Each of Gryphon Partners, L.P., Gryphon Management Partners, L.P., Gryphon Advisors, LLC and E.B. Lyon, IV disclaims any beneficial ownership of any of the shares of our common stock owned by Gryphon Master Fund, L.P. The business address for each of Gryphon Master Fund, L.P., Gryphon Partners, L.P., Gryphon Management Partners, L.P., Gryphon Advisors, LLC, and E.B. Lyon, IV is 100 Crescent Court, Suite 490, Dallas, Texas 75201.

(15)	Gilder, Gagnon, Howe & Corporation LLC beneficially owns an aggregate of 3,139,469 shares of our common stock, all of which are issued and outstanding. Of those shares, 3,126,919 are held in customer accounts over which its partners or employees have discretionary authority regarding their disposition and 12,550 shares are held in accounts owned by its partners, and the families of its partners. Gilder, Gagnon, Howe & Corporation LLC has shared investment power over 3,139,469 shares of common stock. The business address for Gilder, Gagnon, Howe & Corporation LLC is 1775 Broadway, 26th Floor, New York, New York 10019.

(16)	Everest Capital Limited beneficially owns an aggregate of 2,965,471 shares of our common stock, all of which are issued and outstanding. Everest Capital Limited has shared voting and investment power over such shares of common stock. Everest Capital Limited is the general partner of Everest Capital Master Fund, L.P. Everest Capital Master Fund, L.P. beneficially owns an aggregate of 2,924,687 shares of our common stock. Everest Capital Master Fund, L.P. has shared voting and investment power over such shares of common stock. The principal business address of Everest Capital Limited and Everest Capital Master Fund, L.P. is The Bank of Butterfield Building, 65 Front Street, 6th Floor, P.O. Box HM 2458, Hamilton HMJX, Bermuda.

(17)	Lloyd I. Miller, III beneficially owns an aggregate of 2,800,227 shares of our common stock, all of which are issued and outstanding. Lloyd I. Miller, III has shared voting and dispositive power with respect to 1,040,842 shares as an investment advisor to the trustee of a family trust. Lloyd I. Miller, III has sole voting and dispositive power with respect to 1,759,385 shares as the manager of a limited liability company that is the general partner of certain limited partnerships. The principal address of Lloyd I. Miller, III is 4550 Gordon Drive, Naples, Florida 34102.

(18)	Riley Investment Management; SACC Partners LP; B. Riley & Co. beneficially own 2,610,891 shares of our common stock, of which (i) 753,700 are issued and outstanding and (ii) 1,875,191 may be acquired within 60 days of March 24, 2005 upon the exercise of outstanding warrants. The principal business address of Riley Investment Management; SACC Partners LP; B. Riley & Co. is 11100 Santa Monica Blvd., Suite 800, Los Angeles, California 90025.

(19)	Tontine Capital Partners, L.P. beneficially owns an aggregate of 2,535,200 shares of our common stock, all of which are issued and outstanding. The general partner of Tontine Capital Partners, L.P. is Tontine Capital Management, L.L.C., which may be deemed to be the beneficial owner of all of the shares of our common stock beneficially owned by Tontine Capital Partners, L.P. The Managing Member of Tontine Capital Management, L.L.C. is Jeffrey L. Gendell, and he may be deemed the beneficial owner of all of the shares of our common stock beneficially owned by Tontine Capital Partners, L.P. The business address of Tontine Capital Partners, L.P. is 55 Railroad Avenue, 3rd Floor, Greenwich, Connecticut 06830.
COMPENSATION COMMITTEE REPORT ON
EXECUTIVE COMPENSATION
Introduction
      During 2004, the Compensation Committee had responsibility for the executive compensation practices and policies of the Company. Since July 13, 2004, the members of the Compensation Committee have been Messrs. Gerald Gitner, Myron Kaplan (Chairman) and Joseph Ruffolo. Except as noted, from January 1, 2004 through July 13, 2004, the Compensation Committee consisted of Messrs. Gitner, Tamir (Tom) Hacker (until May 24, 2004), Kaplan (Chairman) and John M. Malloy (until January 31, 2004). Each of our Compensation Committee members qualified as an “outside director” under Section 162(m) of the Internal Revenue Code, or the Code, a “non-employee director” as such term is defined in Rule 16b-3 promulgated under the Exchange Act and an “independent director” as such term is defined by the American Stock Exchange, the rules and regulations of the Securities and Exchange Commission and the Company’s Corporate Governance Guidelines.

      With the exception of the Kitty Hawk 2003 Long Term Equity Incentive Plan, or the Plan, the members of the Compensation Committee during 2004 were not, and currently are not, eligible to participate in the compensation plans or programs administered by the Compensation Committee.
      The specific duties and responsibilities of the Compensation Committee are described above under “Board of Directors and Committees of Our Board of Directors, Stockholder Matters and Code of Conduct — Committees of Our Board of Directors — Compensation Committee” and in the charter of the Compensation Committee.
      The members of the Compensation Committee hereby submit this compensation committee report, which summarizes payments made by the Company to its Chief Executive Officer during 2004 and describe the Compensation Committee’s current executive pay policies. These policies are consistent with advice provided to the Compensation Committee by an executive compensation consultant.
Executive Compensation Philosophy
      The Company’s compensation program is intended to attract, retain and motivate key people necessary to lead the Company to achieve its company-wide or business-unit goals. This underlying principle reflects the Compensation Committee’s belief that executive compensation should seek to align the interests of the Company’s executives with those of its stockholders on both a short-term and long-term basis. The Compensation Committee intends for its executive compensation program to utilize three components: (i) base salary, (ii) short-term, performance based incentives and (iii) long-term compensation in forms such as cash and awards granted pursuant to the Plan. The Compensation Committee believes that by emphasizing these three components, the Company can provide executives with a competitive total compensation package that will allow the Company to retain and attract key executives while also maintaining a reasonable cost structure.
      Key factors affecting the Compensation Committee’s judgment regarding specific executive officer’s compensation include the nature and scope of the executive officer’s responsibilities and his or her effectiveness in leading the Company’s initiatives to increase customer satisfaction, enhance company growth, and propose, implement and ensure compliance with Company policies. The Compensation Committee also considers the compensation practices and performances of other corporations that are most likely to compete with the Company for the services of its executive officers.
Components of Executive Compensation

Base Salary
      Base salaries for the Company’s senior executives are reviewed on an annual basis and determined by a combination of factors including an individual’s experience, level of responsibility, past performance and potential for making significant contributions to our future performance, competitive salary levels within the industry and our specific needs.

Short-Term Incentives
      During 2004, the Board of Directors approved the Kitty Hawk, Inc. 2004 Leadership Performance Plan, a short-term, performance based cash incentive plan. The plan provides for eligible employees and executive officers to receive a cash payment if the Company meets certain financial performance measures in 2004. Seventy-five percent of the payout is based on the Company’s financial performance and twenty-five percent of the payout is discretionary and based on the individual performance of the employee. The plan also provides for a mid-year progress payment if the targeted financial performance as of June 30, 2004 is met. Because the Company met the targeted financial performance as of June 30, 2004, the Company paid a total of approximately $0.4 million to 134 eligible employees and executive officers pursuant to the plan in August 2004. As of December 31, 2004, the Company met the 2004 targeted financial performance measures under the plan and, on March 14, 2005, the Company paid a total of approximately $1.4 million to 139 eligible employees and executive officers. The Committee expects to adopt a short-term, performance based cash incentive plan for 2005.

Long-Term Compensation
      We believe that it is important for our executive officers to have an equity stake in the Company because it ensures that the Company’s executive officers have a continuing incentive in the long-term success of the Company. In awarding stock option grants, we review the level of grants to executives at other similarly situated companies, the awards granted to our other executives, the number of options currently held by the officer, the allocation of overall share usage attributed to executive officers, the relative proportion of long-term compensation within the total compensation mix and the individual officer’s specific role at the Company. The Plan, which was approved by our stockholders in September 2003, acts as the primary long-term incentive compensation program for our executives. In 2003, the Company issued awards exercisable for up to 3,900,000 shares of the Company’s common stock under the Plan to its executive officers and employees. The number of such options granted to our executive officers and employees represents approximately three times the number of stock options we expect to grant to each of the executive officers and employees who received such grants on an annual basis. We therefore do not anticipate granting additional options to executive officers and employees who received such grants until October 2005, except in connection with an unusual event such as a promotion. In 2004, the Company issued awards exercisable for up to 737,000 shares of the Company’s common stock under the Plan to its executive officers and employees. In addition, the Company entered into employment agreements with members of senior management in 2004 and 2005 for long-term stability.

Benefits
      Executive officers are eligible to participate in the Company’s standard executive level benefit program. These programs include medical, disability and life insurance, the Plan and a qualified retirement program allowed under Section 401(k).
Compensation for the Chief Executive Officer

General
      Mr. Zoller’s overall compensation package is designed to recognize the fact that he bears primary responsibility for effective management and operation of our business, the development of a successful business plan, the implementation of changes in long-term strategy initiatives to lay the foundation for the Company’s stable and steady growth and increasing stockholder value. Accordingly, when evaluating Mr. Zoller’s on-the-job performance with respect to each of the categories of his compensation, the Compensation Committee considers his leadership, his strategic planning for the future of the Company, his dedication and focus on the short-term and long-term interests of the Company and its stockholders, and his professionalism, integrity and competence. None of the factors were given specific relative weight and the factors discussed in “Compensation Committee Report on Executive Compensation — Components of Executive Compensation” also influence the Compensation Committee’s compensation decision.

Base Salary
      Pursuant to the terms of an employment agreement between Mr. Zoller and the Company, Mr. Zoller’s annual base salary is $350,000. In 2004, Mr. Zoller’s annual base salary was $300,000. Mr. Zoller’s base salary is subject to review by the Compensation Committee on an annual basis in accordance with the factors identified in this report.

Short-Term Incentives
      In August 2004, Mr. Zoller received a mid-year progress payment under the Kitty Hawk, Inc. 2004 Leadership Performance Plan in the amount of $45,000. Mr. Zoller’s total 2004 award under the Kitty Hawk, Inc. 2004 Leadership Performance Plan was $178,500.

Long-Term Compensation
      In 2003, long-term compensation of senior executives took the form of option awards under the Plan. On July 30, 2003, the Company granted Mr. Zoller an option to purchase 1,000,000 shares of the Company’s common stock at an exercise price of $0.30 per share, which option was fully exercisable on the date of grant. Of the 1,000,000 shares of common stock issuable upon the exercise of the option, 583,333 shares were vested as of April 1, 2004, and the remaining 416,667 shares vest in twenty equal monthly installments beginning on April 4, 2004. On August 17, 2004, Mr. Zoller exercised the stock option to purchase and hold 15,000 shares of common stock. In the event that Mr. Zoller exercises the stock option for shares that have not yet vested, he will receive restricted stock for the unvested portion of the exercised option, which restricted stock will vest on the same schedule as the stock option.
Other Compensation Matters

Internal Revenue Code Section 162(m)
      In 1994, the Internal Revenue Code of 1986 was amended to add a limitation on the tax deduction a publicly held corporation may take on compensation aggregating more than $1 million for selected executives in any give year. The law and related regulations are subject to numerous qualifications and exceptions. Gains realized on non-qualified stock options, or incentive stock options that are subject to a “qualifying disposition,” are subject to the tax limitation unless they meet certain requirements. Since our emergence from bankruptcy, we have not been subject to the deductibility limitation and our general policy is to structure our equity based compensation to comply with the exception to the limitation.
      The undersigned members of the Compensation Committee have submitted this Report to the Board of Directors.

Gerald L. Gitner	Myron Kaplan	Joseph D. Ruffolo
(Chairman)
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
IN COMPENSATION DECISIONS
      During 2004, Messrs. Gitner, Kaplan and Ruffolo served as members of our Compensation Committee. None of the members of the Compensation Committee was at any time during 2004, or at any other time, one of our officers or employees. No member of the Compensation Committee serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

COMPENSATION OF EXECUTIVE OFFICERS
Summary Compensation Table
      The following table sets forth the annual and long-term compensation paid or accrued for the benefit of the named executive officers for services rendered to the Company during its last three fiscal years.

					Long-Term
					Compensation
					Awards
		Annual Compensation			Securities

				Other Annual	Underlying
Name and Principal Position(s)	Year	Salary	Bonus	Compensation(1)	Options

Robert W. Zoller, Jr.(2)	2004	$300,000	$178,500	$34,000	—
President and	2003	300,000	—	—	1,000,000
Chief Executive Officer	2002	37,500	—	—	—
Randy Leiser(3)	2004	186,152	97,265	—	—
Vice President and Chief	2003	—	—	—	200,000
Financial Officer	2002	—	—	—	—
Toby Skaar	2004	180,000	120,275	—	—
Vice President and	2003	160,000	—	—	300,000
Chief Operating Officer	2002	149,792	—	2,583	—
Steven E. Markhoff(4)	2004	200,000	98,750	—	—
Vice President Strategic	2003	115,869	—	—	300,000
Planning, General Counsel	2002	—	—	—	—
and Corporate Secretary
Jessica Wilson	2004	94,062	53,334	1,034	—
Chief Accounting Officer	2003	107,500	—	1,074	150,000
	2002	103,125	—	1,427	—

(1)	Represents matching contributions made by us under the terms of our 401(k) plan. In addition, Mr. Zoller received $30,000 in 2004 for reimbursement of moving expenses incurred in 2002.

(2)	Mr. Zoller joined us in October 2002.

(3)	Mr. Leiser joined us in January 2004.

(4)	Mr. Markhoff joined us in June 2003. From March 2003 until June 2003, Mr. Markhoff served as a consultant to the Company and as our corporate secretary.
Employment and Severance Agreements
      Mr. Zoller. Robert W. Zoller is employed pursuant to a December 13, 2004 employment agreement with us. Mr. Zoller is our President and Chief Executive Officer. The employment agreement replaces and supercedes a term sheet dated October 29, 2002, which previously governed Mr. Zoller’s three-year employment relationship with us that had a term ending on November 5, 2005. The employment agreement has a three-year term commencing on November 1, 2004, with automatic renewals after November 1, 2007 for successive one-year terms, subject to earlier termination by either party for any reason.
      Compensation and Benefits. Under the employment agreement, Mr. Zoller is entitled to an annual base salary of $300,000 until December 31, 2004, increasing to an annual base salary of $350,000 beginning January 1, 2005. Thereafter, Mr. Zoller’s annual base salary will be reviewed at least annually and may be increased in the sole discretion of the Compensation Committee of the Board of Directors. We may not decrease Mr. Zoller’s salary during the term of the employment agreement. In addition, Mr. Zoller is eligible to receive an annual cash performance bonus, or Target Bonus, based on the achievement of annual performance goals to be determined annually by the Compensation Committee of the Board of Directors of at least 60% of his then current annual base salary. Mr. Zoller is also eligible to participate in any incentive compensation plans applicable to senior executive officers that are adopted by the Board of Directors and any benefit programs adopted by us for the benefit of its executive officers.
      Effect of Termination. Under the employment agreement, if Mr. Zoller’s employment is terminated by us other than for “Cause” or by us not renewing the employment agreement or by Mr. Zoller for “Good Reason,” Mr. Zoller is generally entitled to receive:

•	twelve months of his annual base salary in effect on the date of termination, reduced in the case of our election to not renew the employment agreement by certain remuneration earned by Mr. Zoller in the twelve months following termination;

•	if the termination occurs in 2004 or 2005, his Target Bonus for the year in which the termination occurs;

•	if the termination occurs in 2006 or thereafter, the average of the annual performance bonuses paid to Mr. Zoller for the two years preceding the year in which he is terminated;

•	a pro-rated bonus for the year of termination equal to (i) the bonus Mr. Zoller would have earned for such year had he been employed by us through the end of the year, multiplied by (ii) the percentage of the year of termination that Mr. Zoller was employed by us; and

•	his previously earned and unpaid salary, previously earned and unpaid bonus for the year prior to termination, accrued vacation, unreimbursed business expenses and other accrued benefits.
      In addition to the foregoing, the options under Mr. Zoller’s July 30, 2003 incentive stock option agreement that would have vested during the twelve months following his separation date if he remained employed by us would immediately vest and become exercisable and any future equity based awards granted to Mr. Zoller would become immediately fully vested and exercisable. In addition, we would also continue to provide Mr. Zoller with life and disability insurance, medical, vision and dental coverage and other health and welfare benefits for up to twelve months following separation.
      If Mr. Zoller’s employment with us is terminated by reason of death or disability, by Mr. Zoller without Good Reason, by Mr. Zoller not renewing the term of the employment agreement or by us for Cause, Mr. Zoller is generally entitled to receive his previously earned and unpaid salary, previously earned and unpaid bonus for the year prior to termination (except if Mr. Zoller terminates the employment agreement without Good Reason or by not renewing the employment agreement and such termination is prior to the finalization of our prior year audited financial statements or if we terminate the employment agreement for Cause), accrued vacation, unreimbursed business expenses and other accrued benefits. In addition, if Mr. Zoller’s employment with us is terminated by reason of death or disability, he will receive the pro-rated bonus.
      Effect of a Change of Control. In the event of a “Change of Control,” the term of the employment agreement automatically renews for an additional year period, the “Change of Control Period”, and then automatically renews for successive one year periods, subject to earlier termination. If during the Change of Control Period, Mr. Zoller terminates his employment for Good Reason or we terminate his employment without Cause, Mr. Zoller is generally entitled to receive:

•	a lump sum payment equal to twenty-four months of his annual base salary in effect on the date of termination;

•	if the termination occurs in 2004 or 2005, twice his Target Bonus for the year in which the termination occurs;

•	if the termination occurs in 2006 or thereafter, twice the average of the annual performance bonuses paid to Mr. Zoller for the two years preceding the year in which he is terminated;

•	the Pro-Rated Bonus; and

•	his previously earned and unpaid salary, previously earned and unpaid bonus for the year prior to termination, accrued vacation, unreimbursed business expenses and other accrued benefits.

      In addition to the foregoing, the options under Mr. Zoller’s July 30, 2003 incentive stock option agreement and any future equity based awards granted to Mr. Zoller would become immediately fully vested and exercisable. In addition, we would also continue to provide Mr. Zoller with life and disability insurance, medical, vision and dental coverage and other health and welfare benefits for up to twenty-four months following separation.
      Gross Up Payment. In the event that any payment, award, benefit or distribution by us or any entity which effectuates a Change in Control to or for the benefit of Mr. Zoller is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, we will provide Mr. Zoller with a gross-up payment intended to eliminate Mr. Zoller’s liability for the excise tax, subject to certain qualifications and limitations.
      Randy Leiser. On January 17, 2005 Mr. Leiser entered into an employment agreement with us. Pursuant to the employment agreement, we employ Mr. Leiser as our Vice President and Chief Financial Officer. The employment agreement replaces and supercedes any existing contractual employment arrangements between us and Mr. Leiser. The employment agreement has a two-year term commencing on December 14, 2004, with automatic renewals for successive one-year terms, subject to earlier termination by either party for any reason.
      Compensation and Benefits. Under the employment agreement, Mr. Leiser is entitled to an annual base salary of $200,000. Thereafter, his annual base salary will be reviewed at least annually and may be increased in the sole discretion of the Compensation Committee of the Board of Directors. We may not decrease the salary of Mr. Leiser during the term of his employment agreement. In addition, Mr. Leiser is eligible to receive an annual cash performance bonus based on the achievement of annual performance goals to be determined annually by the Compensation Committee of the Board of Directors. He is also eligible to participate in any incentive compensation plans applicable to senior executive officers that are adopted by the Board of Directors and any benefit programs adopted by us for the benefit of its executive officers.
      Effect of Termination. Under the employment agreement, if employment is terminated by us other than for “Cause” or by us not renewing the employment agreement or by Mr. Leiser for “Good Reason,” he is generally entitled to receive:

•	nine months of the annual base salary in effect on the date of termination or the Severance Payment, reduced in the case of our election to not renew the employment agreement by certain remuneration earned in the nine months following termination;

•	a pro-rated bonus for the year of termination equal to (i) the bonus he would have earned for such year if he was employed by us through the end of the year, multiplied by (ii) the percentage of the year of termination that he was employed by us; and

•	the previously earned and unpaid salary, previously earned and unpaid bonus for the year prior to termination, accrued vacation, unreimbursed business expenses and other accrued benefits.
      In addition to the foregoing, the options under Mr. Leiser’s January 21, 2004 incentive stock option agreement that would have vested during the twelve months following the separation date if Mr. Leiser had remained employed by us would immediately vest and become exercisable and any future equity based awards granted to the executive would become immediately fully vested and exercisable. In addition, we would also continue to provide life and disability insurance, medical, vision and dental coverage and other health and welfare benefits to Mr. Leiser for up to nine months following separation. Further, if after nine months following termination other than for Cause or by Mr. Leiser for Good Reason, Mr. Leiser demonstrates that he has used best efforts to obtain alternative employment, but has not secured alternative employment, he may be paid up to three additional months of the annual base salary in effect on the date of termination and may receive up to three additional months of insurance benefits, so long as he remains unemployed.

      If employment with us is terminated by reason of death or disability, by Mr. Leiser without Good Reason, by Mr. Leiser not renewing the term of the employment agreement or by us for Cause, he is generally entitled to receive the previously earned and unpaid salary, previously earned and unpaid bonus for the year prior to termination (except if he terminates the employment agreement without Good Reason or by not renewing the employment agreement and such termination is prior to the finalization of our prior year audited financial statements or if we terminate the employment agreement for Cause), accrued vacation, unreimbursed business expenses and other accrued benefits. In addition, if the employment with us is terminated by reason of death or disability, he will receive the pro-rated bonus.
      Effect of a Change of Control. In the event of a “Change of Control,” the term of the employment agreement automatically renews for an additional one year period and then automatically renews for successive one-year periods, subject to earlier termination. If during the Change of Control Period, Mr. Leiser terminates his employment for Good Reason or we terminate his employment without Cause, Mr. Leiser is generally entitled to receive:

•	a lump sum payment equal to two times the Severance Payment;

•	the pro-rated bonus; and

•	his previously earned and unpaid salary, previously earned and unpaid bonus for the year prior to termination, accrued vacation, unreimbursed business expenses and other accrued benefits.
      In addition to the foregoing, the options under Mr. Leiser’s January 21, 2004 incentive stock option agreement and any future equity based awards granted to him would become immediately fully vested and exercisable. In addition, we would also continue to provide the insurance benefits to Mr. Leiser for up to nine months following separation.
      Other Protective Provisions. Under the employment agreement, Mr. Leiser is subject to certain confidentiality, non-competition, non-solicitation and non-disparagement provisions.
      Steven E. Markhoff. On December 17, 2004, Steven E. Markhoff entered into an employment agreement with us. Pursuant to the employment agreement, we employ Mr. Markhoff as our Vice President Strategic Planning and General Counsel. The employment agreement replaces and supercedes any existing contractual employment arrangements between us and Mr. Markhoff. The employment agreement has a two-year term commencing on December 14, 2004, with automatic renewals for successive one-year terms, subject to earlier termination by either party for any reason.
      Compensation and Benefits. Under the employment agreement, Mr. Markhoff is entitled to an annual base salary of $200,000. Thereafter, his annual base salary will be reviewed at least annually and may be increased in the sole discretion of the Compensation Committee of Board of Directors. We may not decrease the salary of Mr. Markhoff during the term of his employment agreement. In addition, Mr. Markhoff is eligible to receive an annual cash performance bonus based on the achievement of annual performance goals to be determined annually by the Compensation Committee of the Board of Directors. He is also eligible to participate in any incentive compensation plans applicable to senior executive officers that are adopted by the Board of Directors and any benefit programs adopted by us for the benefit of its executive officers.
      Effect of Termination. Under the employment agreement, if employment is terminated by us other than for “Cause” or by us not renewing the employment agreement or by Mr. Markhoff for “Good Reason,” he is generally entitled to receive:

•	nine months of the annual base salary in effect on the date of termination or the Severance Payment, reduced in the case of our election to not renew the employment agreement by certain remuneration earned in the nine months following termination;

•	a pro-rated bonus for the year of termination equal to (i) the bonus he would have earned for such year if he was employed by us through the end of the year, multiplied by (ii) the percentage of the year of termination that he was employed by us; and

•	the previously earned and unpaid salary, previously earned and unpaid bonus for the year prior to termination, accrued vacation, unreimbursed business expenses and other accrued benefits.
      In addition to the foregoing, the options under Mr. Markhoff’s July 30, 2003 incentive stock option agreement that would have vested during the twelve months following the separation date if Mr. Markhoff had remained employed by us would immediately vest and become exercisable and any future equity based awards granted to the executive would become immediately fully vested and exercisable. In addition, we would also continue to provide life and disability insurance, medical, vision and dental coverage and other health and welfare benefits to Mr. Markhoff for up to nine months following separation. Further, if after nine months following termination other than for Cause or by Mr. Markhoff for Good Reason, Mr. Markhoff demonstrates that he has used best efforts to obtain alternative employment, but has not secured alternative employment, he may be paid up to three additional months of the annual base salary in effect on the date of termination and may receive up to three additional months of insurance benefits, so long as he remains unemployed.
      If employment with us is terminated by reason of death or disability, by Mr. Markhoff without Good Reason, by Mr. Markhoff not renewing the term of the employment agreement or by us for Cause, he is generally entitled to receive the previously earned and unpaid salary, previously earned and unpaid bonus for the year prior to termination (except if he terminates the employment agreement without Good Reason or by not renewing the employment agreement and such termination is prior to the finalization of our prior year audited financial statements or if we terminate the employment agreement for Cause), accrued vacation, unreimbursed business expenses and other accrued benefits. In addition, if the employment with us is terminated by reason of death or disability, he will receive the pro-rated bonus.
      Effect of a Change of Control. In the event of a “Change of Control,” the term of the employment agreement automatically renews for an additional one year period and then automatically renews for successive one-year periods, subject to earlier termination. If during the Change of Control Period, Mr. Markhoff terminates his employment for Good Reason or we terminate his employment without Cause, Mr. Markhoff is generally entitled to receive:

•	a lump sum payment equal to two times the Severance Payment;

•	the pro-rated bonus; and

•	his previously earned and unpaid salary, previously earned and unpaid bonus for the year prior to termination, accrued vacation, unreimbursed business expenses and other accrued benefits.
      In addition to the foregoing, the options under Mr. Markhoff’s July 20, 2003 incentive stock option agreement and any future equity based awards granted to him would become immediately fully vested and exercisable. In addition, we would also continue to provide the insurance benefits to Mr. Markhoff for up to nine months following separation.
      Other Protective Provisions. Under the employment agreement, Mr. Markhoff is subject to certain confidentiality, non-competition, non-solicitation and non-disparagement provisions.
      Toby J. Skaar. On December 17, 2004, Toby J. Skaar entered into an employment agreement with us. Pursuant to the employment agreement, we employ Mr. Skaar as the Vice President and Chief Operating Officer of Kitty Hawk Cargo, Inc. The employment agreement replaces and supercedes any existing contractual employment arrangements between us and Mr. Skaar. The employment agreement has a two-year term commencing on December 14, 2004, with automatic renewals for successive one-year terms, subject to earlier termination by either party for any reason.
      Compensation and Benefits. Under the employment agreement, Mr. Skaar is entitled to an annual base salary of $180,000. Thereafter, his annual base salary will be reviewed at least annually and may be increased in the sole discretion of the Compensation Committee of our Board of Directors. We may not decrease the salary of Mr. Skaar during the term of his employment agreement. In addition, Mr. Skaar is eligible to receive an annual cash performance bonus based on the achievement of annual performance goals to be determined annually by the Compensation Committee of our Board of Directors. He is also eligible to participate in any incentive compensation plans applicable to senior executive officers that are adopted by our Board of Directors and any benefit programs adopted by us for the benefit of its executive officers.
      Effect of Termination. Under the employment agreement, if employment is terminated by us other than for “Cause” or by us not renewing the employment agreement or by Mr. Skaar for “Good Reason”, he is generally entitled to receive:

•	nine months of the annual base salary in effect on the date of termination or the Severance Payment, reduced in the case of our election to not renew the employment agreement by certain remuneration earned in the nine months following termination;

•	a pro-rated bonus for the year of termination equal to (i) the bonus he would have earned for such year if he was employed by us through the end of the year, multiplied by (ii) the percentage of the year of termination that he was employed by us; and

•	the previously earned and unpaid salary, previously earned and unpaid bonus for the year prior to termination, accrued vacation, unreimbursed business expenses and other accrued benefits.
      In addition to the foregoing, the options under Mr. Skaar’s July 30, 2003 incentive stock option agreement that would have vested during the twelve months following the separation date if Mr. Skaar had remained employed by us would immediately vest and become exercisable and any future equity based awards granted to the executive would become immediately fully vested and exercisable. In addition, we would also continue to provide life and disability insurance, medical, vision and dental coverage and other health and welfare benefits to Mr. Skaar for up to nine months following separation. Further, if after nine months following termination other than for Cause or by Mr. Skaar for Good Reason, Mr. Skaar demonstrates that he has used best efforts to obtain alternative employment, but has not secured alternative employment, he may be paid up to three additional months of the annual base salary in effect on the date of termination and may receive up to three additional months of insurance benefits, so long as he remains unemployed.
      If employment with us is terminated by reason of death or disability, by Mr. Skaar without Good Reason, by Mr. Skaar not renewing the term of the employment agreement or by us for Cause, he is generally entitled to receive the previously earned and unpaid salary, previously earned and unpaid bonus for the year prior to termination (except if he terminates the employment agreement without Good Reason or by not renewing the employment agreement and such termination is prior to the finalization of our prior year audited financial statements or if we terminate the employment agreement for Cause), accrued vacation, unreimbursed business expenses and other accrued benefits. In addition, if the employment with us is terminated by reason of death or disability, he will receive the pro-rated bonus.
      Effect of a Change of Control. In the event of a “Change of Control,” the term of the employment agreement automatically renews for an additional one year period and then automatically renews for successive one-year periods, subject to earlier termination. If during the Change of Control Period, Mr. Skaar terminates his employment for Good Reason or we terminate his employment without Cause, Mr. Skaar is generally entitled to receive:

•	a lump sum payment equal to two times the Severance Payment;

•	the pro-rated bonus; and

•	his previously earned and unpaid salary, previously earned and unpaid bonus for the year prior to termination, accrued vacation, unreimbursed business expenses and other accrued benefits.
      In addition to the foregoing, the options under Mr. Skaar’s July 30, 2003 incentive stock option agreement and any future equity based awards granted to him would become immediately fully vested and exercisable. In addition, we would also continue to provide the insurance benefits to Mr. Skaar for up to nine months following separation.

      Other Protective Provisions. Under the employment agreement, Mr. Skaar is subject to certain confidentiality, non-competition, non-solicitation and non-disparagement provisions.
      Jessica L. Wilson. On December 21, 2004, Jessica L. Wilson entered into an employment agreement with us. Pursuant to the employment agreement, we employ Ms. Wilson as our Chief Accounting Officer. The employment agreement replaces and supercedes any existing contractual employment arrangements between us and Ms. Wilson. The employment agreement has a two-year term commencing on December 14, 2004, with automatic renewals for successive one-year terms, subject to earlier termination by either party for any reason.
      Compensation and Benefits. Under the employment agreement, Ms. Wilson is entitled to an annual base salary of $107,500. Thereafter, her annual base salary will be reviewed at least annually and may be increased in the sole discretion of the Compensation Committee of the Board of Directors. We may not decrease the salary of Ms. Wilson during the term of her employment agreement. In addition, Ms. Wilson is eligible to receive an annual cash performance bonus based on the achievement of annual performance goals to be determined annually by the Compensation Committee of the Board of Directors. She is also eligible to participate in any incentive compensation plans applicable to senior executive officers that are adopted by the Board of Directors and any benefit programs adopted by us for the benefit of its executive officers.
      Effect of Termination. Under the employment agreement, if employment is terminated by us other than for “Cause” or by us not renewing the employment agreement or by Ms. Wilson for “Good Reason”, she is generally entitled to receive:

•	six months of the annual base salary in effect on the date of termination or the Severance Payment, reduced in the case of our election to not renew the employment agreement by certain remuneration earned in the six months following termination;

•	a pro-rated bonus for the year of termination equal to (i) the bonus she would have earned for such year if she was employed by us through the end of the year, multiplied by (ii) the percentage of the year of termination that she was employed by us; and

•	the previously earned and unpaid salary, previously earned and unpaid bonus for the year prior to termination, accrued vacation, unreimbursed business expenses and other accrued benefits.
      In addition to the foregoing, the options under Ms. Wilson’s July 30, 2003 incentive stock option agreement that would have vested during the twelve months following the separation date if Ms. Wilson had remained employed by us would immediately vest and become exercisable and any future equity based awards granted to her would become immediately fully vested and exercisable. In addition, we would also continue to provide life and disability insurance, medical, vision and dental coverage and other health and welfare benefits to Ms. Wilson for up to six months following separation.
      If employment with us is terminated by reason of death or disability, by Ms. Wilson without Good Reason, by Ms. Wilson not renewing the term of the employment agreement or by us for Cause, she is generally entitled to receive the previously earned and unpaid salary, previously earned and unpaid bonus for the year prior to termination (except if she terminates the employment agreement without Good Reason or by not renewing the employment agreement and such termination is prior to the finalization of our prior year audited financial statements or if we terminate the employment agreement for Cause), accrued vacation, unreimbursed business expenses and other accrued benefits. In addition, if the employment with us is terminated by reason of death or disability, she will receive the pro-rated bonus.
      Effect of a Change of Control. In the event of a “Change of Control,” the term of the employment agreement automatically renews for an additional one year period and then automatically renews for successive one-year periods, subject to earlier termination. If during the Change of Control Period, Ms. Wilson terminates her employment for Good Reason or we terminate her employment without Cause, Ms. Wilson is generally entitled to receive:

•	a lump sum payment equal to two times the Severance Payment;

•	the pro-rated bonus; and

•	her previously earned and unpaid salary, previously earned and unpaid bonus for the year prior to termination, accrued vacation, unreimbursed business expenses and other accrued benefits.
      In addition to the foregoing, the options under Ms. Wilson’s July 30, 2003 incentive stock option agreement and any future equity based awards granted to him would become immediately fully vested and exercisable. In addition, we would also continue to provide the insurance benefits to Ms. Wilson for up to six months following separation.
      Other Protective Provisions. Under the employment agreement, Ms. Wilson is subject to certain confidentiality, non-competition, non-solicitation and non-disparagement provisions.
OPTION GRANTS IN 2004
      The following table provides information regarding the grant of stock options to each of the named executive officers in 2004.

	Individual Grants				Potential Realizable
Value at Assumed
		Percent of Total			Annual Rates of Stock
	Number of	Options			Price Appreciation for
	Securities	Granted to	Exercise		Option Term(2)
	Underlying Options	Employees in	Price per	Expiration
Name	Granted(1)	Fiscal 2004	Share	Date	5%	10%

Robert W. Zoller, Jr.	—	—	—	—	—	—
Randy Leiser	200,000	27.1%	$1.41	01/21/14	$177,348	$449,435
Toby Skaar	—	—	—	—	—	—
Steven E. Markhoff	—	—	—	—	—	—
Jessica Wilson	—	—	—	—	—	—

(1)	Of the 200,000 shares of common stock issuable upon the exercise by Mr. Leiser of the stock option described above, 77,777 shares were vested as of March 24, 2005 and the remaining 122,223 shares vest in 22 equal monthly installments, beginning April 21, 2005. Mr. Leiser’s option is an incentive stock option.

(2)	The potential realizable value set forth in the table above illustrates the values that would be realized upon exercise of the option immediately prior to the expiration of its term, assuming the specified compounded rates of appreciation on our common stock over the term of the option. The use of the assumed 5% and 10% annual rates of stock price appreciation is established by the SEC and is not intended by us to forecast possible appreciation of the price of the shares of our common stock.
AGGREGATED OPTION EXERCISES IN 2004
AND DECEMBER 31, 2004 OPTION VALUES
      The following table provides information regarding the exercise of options by each of the named executive officers during 2004 and the number of unexercised options held at December 31, 2004 by each of the named executive officers.

			Number of Securities Underlying		Value of Unexercised
			Unexercised Options at		In-the-Money Options at
	Shares		December 31, 2004		December 31, 2004(1)
	Acquired on	Value
Name	Exercise	Realized	Exercisable(2)	Unexercisable	Exercisable(2)	Unexercisable

Robert W. Zoller, Jr.	15,000	$13,500	985,000	—	$1,516,900	—
Randy Leiser	—	—	200,000	—	308,000	—
Toby Skaar	51,250	76,520	161,250	—	248,325	—
Steven E. Markhoff	—	—	300,000	—	462,000	—
Jessica Wilson	—	—	150,000	—	231,000	—

(1)	Based upon a per share price of $1.54, the closing price of our common stock on December 31, 2004, multiplied by the number of shares of our common stock issuable upon exercise of these options.

(2)	Although all of the stock options listed in the table were exercisable as of December 31, 2004, a portion of the shares of our common stock that were deliverable upon the exercise of such options by each named executive officer were not vested. A beneficial owner who exercises a stock option for shares that have not yet vested will receive restricted stock for the unvested portion of the option. The shares of restricted stock will vest on the same schedule as the stock option.
EQUITY COMPENSATION PLAN INFORMATION
      The following table sets forth information as of December 31, 2004 with respect to compensation plans under which shares of our common stock may be issued:

Number of Securities
Remaining Available
for Future Issuance
	Number of Securities		Under Equity
	to Be Issued Upon	Weighted-Average	Compensation Plans
	Exercise of	Exercise Price of	(Excluding
	Outstanding Options,	Outstanding Options,	Securities Reflected
Plan Category	Warrants and Rights	Warrants and Rights	in the First Column)

Equity compensation plans approved by security holders	4,030,404	$0.54	1,189,041
Equity compensation plans not approved by security holders	—	—	—

Total	4,030,404	$0.54	1,189,041

In addition, at our 2004 Annual Meeting of Stockholders, our stockholders approved a 500,000 share increase to the Plan effective June 2005.

STOCK PERFORMANCE GRAPH
      In connection with our plan of reorganization, all of our common stock and securities exercisable for shares of our common stock issued prior to September 30, 2002 were cancelled without consideration. On September 30, 2002, we emerged from Chapter 11 reorganization and thereafter issued 37,744,655 shares of our common stock. Between the initial issuance of our common stock after our emergence from bankruptcy and September 23, 2003, public trades of our common stock were infrequent, subject to large price volatility and in small volumes. Accordingly, our management does not believe that including a stock performance graph with respect to that time period would provide our stockholders with any meaningful information. The following graph compares the cumulative stockholder return on a share of our common stock versus the cumulative total return on the Russell 2000 Index and the Coredata Air Delivery/ Freight Services Index. We have selected and included the Media General Air Delivery/ Freight Services Industry Group Index because we are included within this index. The comparison assumes $100 was invested as of September 23, 2003 and all dividends were reinvested.
COMPARISON OF CUMULATIVE TOTAL RETURN
AMONG KITTY HAWK, INC.,
RUSSELL 2000 INDEX AND COREDATA GROUP INDEX
      The chart above was plotted using the following data:

Company/Index	23-Sep-03	31-Dec-03	31-Mar-04	30-June-04	30-Sep-04	31-Dec-04

Kitty Hawk, Inc.	$100.00	$380.00	$583.33	$466.67	$533.33	$513.33
Core Data Group Index	100.00	113.37	110.77	121.08	124.56	140.95
Russell 2000 Index	100.00	114.20	121.05	121.81	117.98	134.17

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Aircraft and Engine Use Agreement
      During 2004, we were parties to an aircraft and engine use agreement with the Kitty Hawk Collateral Liquidating Trust. As of March 24, 2005, the beneficiaries of the Kitty Hawk Collateral Liquidating Trust beneficially and collectively owned greater than five percent of our outstanding common stock.
      The aircraft and engine use agreement makes 11 Boeing 727-200 airframes and 28 aircraft engines available to us for operation by Kitty Hawk Aircargo. The aircraft and engine use agreement requires us to pay for a minimum use of the airframes and the aircraft engines, subject to certain qualifications. During 2004, we paid the Kitty Hawk Collateral Liquidating Trust $6.7 million related to the use of these airframes and aircraft engines. In addition, the Kitty Hawk Collateral Liquidating Trust reimbursed us $1.9 million for heavy maintenance costs which we paid on behalf of the Kitty Hawk Collateral Liquidating Trust in accordance with the agreement governing our use of these airframes and engines.
Registration Rights Agreement
      We have a registration rights agreement dated as of May 8, 2004, with Everest Capital Limited, Resurgence Asset Management L.L.C. and other stockholders. Under this agreement, we granted each of Everest Capital Limited, Resurgence Asset Management and certain other stockholders and subsequent transferees, the right to make one written demand on us to file a registration statement under the Securities Act of 1933, covering some or all of the shares of common stock they received in connection with our plan of reorganization. On June 16, 2004, we received a demand pursuant to the registration rights agreement. In satisfaction of the demand, we filed a registration statement on Form S-3 to register 25,975,515 shares of common stock. The registration statement became effective on December 8, 2004.
      In 2004, we paid approximately $60,000 in fees and expenses to register the shares of common stock subject to the registration rights agreement. Our obligations under the registration rights agreement will cease when the shares subject to the registration rights agreement have been sold pursuant to a registration statement or Rule 144 of the Securities Act of 1933 or cease to be outstanding or subject to transfer restrictions.
FEES BILLED TO KITTY HAWK BY GRANT THORNTON, LLP
Audit Fees
      Fees for audit services totaled $140,248 in 2004 and $119,790 in 2003. Audit fees in 2004 and 2003 include fees associated with the annual audit and the reviews of our quarterly reports on Form 10-Q.
Audit-Related Fees
      Fees for audit-related services totaled $9,450 in 2004 and $5,000 in 2003 primarily for tax issues related to our completed Chapter 11 reorganization. Audit-related services in 2004 and 2003 principally include fees for consents in connection with our registration statements on Form S-3 and Form S-8, certain tax provisions and net operating losses.
Tax Fees
      Fees for tax compliance and preparation totaled $306,401 in 2004 and $212,109 in 2003. We did not pay any fees for tax advice, planning and other services in 2004 or 2003.
All Other Fees
      Grant Thornton, LLP did not bill us for any other fees in the last two fiscal years for services rendered in the last two fiscal years.

Pre-Approval Policy
      Consistent with SEC policies regarding auditor independence, our Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, our Audit Committee has established a policy requiring its pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. However, the policy does not require the pre-approval of non-audit services provided by the independent registered public accounting firm if (i) the fees for the provision of such services do not exceed a specific annual limit, (ii) such non-audit service were not recognized at the time of the independent registered public accounting firm’s engagement to constitute non-audit services and (iii) such non-audit services are brought to the attention of our Audit Committee and approved by our Audit Committee prior to the completion of the audit. The policy requires specific pre-approval of all other permitted audit and non-audit services. Our Audit Committee’s charter allows it to delegate to one or more of its members the authority to address any requests for pre-approval of services between Audit Committee meetings, and the member of the committee to whom such authority is delegated must report any pre-approval decisions to our Audit Committee at its next scheduled meeting. The policy does not provide our Audit Committee with the ability to delegate to management our Audit Committee’s responsibility to pre-approve permitted services of the independent registered public accounting firm.
      The policy is a part of the Audit Committee’s Charter, which is available on our website, www.khcargo.com., by selecting “Company Information” section and then selecting the “Board of Directors” section.
      The independent registered public accounting firm, management and the Audit Committee must meet on at least an annual basis to review the plans and scope of the audit and the proposed fees of the independent registered public accounting firm.
      One or more representatives of Grant Thornton, LLP will be present at the Annual Meeting to answer your questions and will have the opportunity to make a statement.
      Based on the recommendation of the Audit Committee of our Board of Directors and our Board of Directors own investigation, our Board of Directors has selected Grant Thornton, LLP to serve as our principal accountant for our fiscal year ended December 31, 2005.
AUDIT COMMITTEE REPORT
      This report regarding the duties performed by the Audit Committee during the Company’s fiscal year ended December 31, 2004, is being submitted by the members of the Audit Committee during 2004. The members of the Audit Committee are, and during 2004 were, Messrs. Peiser (Chairman), Gitner and Kaplan (until May 2004) and Ms. Shahon (from May 2004 when she joined the Board), all of whom are outside directors and not officers or employees of the Company or its subsidiaries. The Board of Directors has determined that all members of the Audit Committee in 2004 and the current members of the Audit Committee meet the independence and experience requirements of the American Stock Exchange, the rules and regulations of the SEC and the Company’s Corporate Governance Guidelines.
      The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence and the performance of the Company’s accounting activities and independent registered public accounting firm.
      During 2004, the Audit Committee reviewed with the Company’s executive officers the plans for, and the scope of, ongoing audit activities, as well as any recommendations made by Grant Thornton, LLP, the Company’s independent registered public accountants, relating to the audit activities. The Audit Committee also reviewed with the Company’s senior auditing executive the adequacy of the Company’s accounting controls, policies and procedures. The Audit Committee has discussed with the Company’s senior financial management the Company’s audited consolidated financial statements, including a discussion of the selection, application and disclosure of the Company’s critical accounting policies, as well as the reasonableness of significant judgments and the general clarity of disclosures in the Company’s audited consolidated financial statements. The Audit Committee received from the Company’s senior financial management representations that the Company’s audited consolidated financial statements have been prepared in conformity with generally accepted accounting principles, that the Company has not utilized special purpose entities for the purpose of facilitating off-balance sheet financing activities and that the Company has not engaged in related party transactions that have not been adequately disclosed.
      The Audit Committee has reviewed with Grant Thornton, LLP its plans for, and the scope of, its annual audit and other examinations. The Audit Committee has also discussed with Grant Thornton, LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communications with Audit Committees). The Audit Committee has reviewed with Grant Thornton, LLP the Company’s audited consolidated financial statements, including a discussion of the selection, application and disclosure of the Company’s critical accounting policies, as well as the reasonableness of significant judgments and the general clarity of disclosures in the Company’s audited consolidated financial statements. The Audit Committee has confirmed with Grant Thornton, LLP that the audit of the Company’s consolidated financial statements has been performed in accordance with generally accepted auditing standards, that no material disagreements have occurred with the Company’s senior financial management, that, to its knowledge, the Company has not utilized special purpose entities for the purpose of facilitating off-balance sheet financing activities and that, to its knowledge, the Company has not engaged in related party transactions that have not been adequately disclosed.
      The Audit Committee has also discussed with Grant Thornton, LLP whether its provision of non-audit services has impaired its objectivity and independence in auditing the Company’s consolidated financial statements. Further, the Audit Committee has discussed with Grant Thornton, LLP whether it considers itself independent, and Grant Thornton, LLP has provided the Audit Committee with the letter required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees). Based on these discussions and this letter, the Audit Committee has satisfied itself of the independence of Grant Thornton, LLP.
      In reliance on the foregoing reviews and discussions, the representations of the Company’s senior financial management and the letter required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) provided by Grant Thornton, LLP, the Audit Committee has recommended to the Board of Directors that Grant Thornton, LLP be appointed as the Company’s independent registered public accountants for its fiscal year ending December 31, 2005 and that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the SEC. Submitted by the members of the Audit Committee of the Board of Directors.

Gerald L. Gitner	Robert A. Peiser (Chairman)	Laurie M. Shahon
SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal No. 2)
      The Company’s Audit Committee has selected Grant Thornton, LLP to serve as the Company’s independent registered public accountants for the year ending December 31, 2005. The stockholders will be requested to ratify the Audit Committee’s selection. Representatives of Grant Thornton, LLP will be present at the annual meeting, will have the opportunity to make a statement, if they so desire, and will be available to answer appropriate questions.

Vote Required for Approval
      A majority of votes cast is necessary for approval of the Audit Committee’s selection of independent registered public accountants. If the stockholders do not ratify the selection of Grant Thornton, LLP, the selection of independent registered public accountants will be reconsidered by the Audit Committee.
      The Board of Directors recommends a vote FOR approval of this proposal.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who are beneficial owners of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of shares of our common stock beneficially owned by them. Directors, executive officers and beneficial owners of more than 10% of our common stock are also required to furnish the Company with copies of all Section 16(a) reports that they file with the SEC.
      To our knowledge, based solely upon a review of copies of such reports furnished to the Company or written representations from certain reporting persons, during the year ended December 31, 2004, all Section 16(a) filing requirements applicable to the directors, executive officers and greater than 10% stockholders were complied with by such persons, except Mr. Skaar failed to timely file two Form 4s for the simultaneous exercise of stock options and sale of shares of our common stock on two separate occasions.
SUBMISSION OF STOCKHOLDER PROPOSALS FOR
KITTY HAWK’S 2006 ANNUAL MEETING OF STOCKHOLDERS
      Pursuant to regulations of the SEC, in order to be included in the proxy solicitation statement for our 2006 Annual Meeting of Stockholders, stockholder proposals must be received at our principal offices, 1515 West 20th Street, P.O. Box 612787, DFW International Airport, Texas 75261 Attention: Secretary, by no later than December 31, 2005, and must comply with additional requirements established by the SEC. In addition, our Bylaws provide that any stockholder who desires either to bring a stockholder proposal before an annual meeting of stockholders or to present a nomination for director at an annual meeting of stockholders must give advance written notice to our Secretary with respect to such proposal or nominee. For the 2006 Annual Meeting of Stockholders, assuming that the 2006 Annual Meeting occurs on or within thirty days of May 10, 2006, our Secretary must receive written notice of a stockholder’s proposal or director nomination including certain information regarding the stockholder desiring to present a proposal or make a nomination and, in the case of a nomination, information regarding the proposed director nomination no earlier than November 10, 2005 nor later than February 8, 2006. In the event the date of the 2006 Annual Meeting is changed by more than 30 days from May 10, 2006, we must receive the stockholder’s notice and other required information no later than the close of business on the tenth day following the earlier of the day on which notice of meeting date was mailed or public disclosure of the meeting date was made. A copy of our Bylaws is available upon request from our Secretary at the address stated above.
FORWARD-LOOKING STATEMENTS
      This proxy solicitation statement contains “forward-looking statements” concerning our business, operations and financial performance and condition. When we use the words “estimates,” “expects,” “forecasts,” “anticipates,” “projects,” “plans,” “intends,” “believes” and variations of such words or similar expressions, we intend to identify forward-looking statements.
      We have based our forward-looking statements on our current assumptions and expectations about future events. We have expressed our assumptions and expectations in good faith, and we believe there is a reasonable basis for them. However, we cannot assure you that our assumptions or expectations will prove to be accurate.
      A number of risks and uncertainties could cause our actual results to differ materially from the forward-looking statements contained in this proxy solicitation statement. Important factors that could cause actual results to differ materially from the forward-looking statements are set forth in this proxy solicitation statement. These risks, uncertainties and other important factors include, but are not limited to, among others:

•	loss of key suppliers, significant customers or key management personnel;

•	increased competition, including the possible impact of any mergers, alliances or combinations of competitors;

•	changes in the cost and availability of jet fuel and our ability to recapture increases in the cost of jet fuel through the use of fuel surcharges;

•	limitations upon financial and operating flexibility due to the terms of our credit facility;

•	change in our capital resources and liquidity;

•	financial costs and operating limitations imposed by both the current and the potential additional future unionization of our workforce;

•	payment defaults by our customers;

•	writedowns of the value of our parts, airframes or aircraft engines

•	changes in the cost of airframe or aircraft engine maintenance and in our maintenance reserves;

•	changes in general economic conditions;

•	changes in the cost and availability of ground handling and storage services;

•	changes in the cost and availability of aircraft or replacement parts;

•	changes in our business strategy or development plans;

•	changes in government regulation and policies, including regulations affecting maintenance requirements for, and availability of, aircraft;

•	foreign political instability and acts of war or terrorism;

•	adverse litigation judgments or awards;

•	the ability to integrate efficiently the Boeing 737-300SF cargo aircraft into our operations;

•	future delays in receiving or placing the Boeing 737-300SF cargo aircraft into revenue service;

•	the ability to negotiate reasonably economical maintenance agreements to maintain our cargo aircraft;

•	findings of environmental contamination; and

•	limitations in our ability to offset income with our future deductible tax attributes.

      Other factors may cause our actual results to differ materially from the forward-looking statements contained in this proxy solicitation statement. These forward-looking statements speak only as of the date of this proxy solicitation statement and, except as required by law, we do not undertake any obligation to publicly update or revise our forward-looking statements. We caution you not to place undue reliance on these forward-looking statements.

By Order of our Board of Directors,

Robert W. Zoller, Jr.
Chief Executive Officer, President and Director
DFW International Airport, Texas
March 25, 2005

ANNUAL MEETING OF STOCKHOLDERS OF

KITTY HAWK, INC.

May 10, 2005

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTOR AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of five Directors to serve until Kitty Hawk, Inc.’s 2006 Annual Meeting of Stockholders.

NOMINEES:
☐	FOR ALL NOMINEES	m m	(01) Robert W. Zoller, Jr. (02) Gerald L. Gitner
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	m m	(03) Myron Kaplan (04) Joseph D. Ruffolo
☐	FOR ALL EXCEPT (See instructions below)	m	(05) Laurie M. Shahon

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee for which you wish to withhold authority, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	Ratification of the selection by the Audit Committee of Grant Thronton, LLP as independent registered public accountants for Kitty Hawk, Inc. for 2005.	☐	☐	☐

		IS	IS NOT
The undersigned certifies under oath that to the best knowledge of the undersigned after reasonable inquiry, the undersigned is or is not (check one) a citizen of the United States as defined by 49 U.S.C. §40102(a)(15), which definition may be found in the Proxy Solicitation Statement. See “Record Date and Voting Stock”. If you do not check a box, we will deem you to be a citizen of the United States.
		☐	☐

This Proxy when executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR the election of the nominees of the Board of Directors and FOR Proposal No. 2.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

KITTY HAWK, INC.
PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned acknowledge(s) receipt of the Proxy Solicitation Statement of Kitty Hawk, Inc. relating to the 2005 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 8:00 a.m. (local time) on Tuesday, May 10, 2005, at the Worthington Renaissance Hotel, 200 Main Street, Ft. Worth, Texas 76102, and hereby constitute(s) and appoint(s) Steven E. Markhoff and Randy Leiser attorneys and proxies of the undersigned, with full power of substitution and resubstitution to each and with all the powers the undersigned would possess if personally present, to vote for and in the name and place of the undersigned all shares of common stock of Kitty Hawk, Inc. held or owned by the undersigned, or standing in the name of the undersigned, at the Annual Meeting, or any adjournment or postponement thereof, upon the matters referred to in the Proxy Solicitation Statement for the Annual Meeting as stated below and on the reverse side. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. A majority of said attorneys and proxies present and acting at the Annual Meeting (or if only one shall be present and act, then that one) shall have, and may exercise, all the powers of all said attorneys and proxies hereunder.

None of the matters referred to in the Proxy Solicitation Statement are related to or conditioned on any of the other matters referred to in the Proxy Solicitation Statement. All of the matters referred to in the Proxy Solicitation Statement have been proposed by the Board of Directors of Kitty Hawk, Inc.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF KITTY HAWK, INC. UNLESS OTHERWISE SPECIFIED ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR THE NOMINEES OF THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE AND FOR THE RATIFICATION OF THE SELECTION BY THE AUDIT COMMITTEE OF GRANT THORNTON, LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR KITTY HAWK, INC. FOR 2005. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING.

(Continued and to be signed on the reverse side)

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